Rosetta Resources Inc. Announces Filing of a Post-Effective
Amendment to Update its Registration Statement for Year-end and
First Quarter Information

HOUSTON, TX, May 31, 2006 /Marketwire/ -- Rosetta Resources Inc. (NASDAQ: ROSE) announced today that it has filed a post-effective amendment to its registration statement on Form S-1 (333-128888). This post-effective amendment updates Rosetta Resources’ registration statement to include year-end 2005 and first quarter 2006 information. The Securities and Exchange Commission (SEC) has not declared this post-effective amendment effective and trading may not occur until the SEC has declared it effective.

All inquiries relating to or requests for corrections to the selling stockholders’ table included in this post-effective amendment should be directed to:

Michael J. Rosinski
Executive Vice President and Chief Financial Officer
Houston/Corporate Office
717 Texas, Suite 2800
Houston, TX 77002
713-335-4000

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:
All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE: Rosetta Resources Inc.